UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 5, 2009

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revisions to 2009 Goals for Annual Incentive Plan and Long-Term Incentive Plan

On August 5, 2009, the Board of Directors ("Board") of the Federal Home Loan Bank of Des Moines ("Bank"), through its Human Resources and Compensation Committee, approved revisions to the 2009 goals for the Bank's Annual Incentive Plan ("AIP") and Long Term Incentive Plan ("LTIP"). The 2009 goals were originally approved by the Board on April 10, 2009. All regular full-time and part-time employees, except for employees in the internal audit department, are eligible to participate in the AIP. Certain key officers of the Bank are eligible to participate under the LTIP.

The AIP is composed of two different sets of goals: Bankwide financial, business maintenance/growth/customer satisfaction, and risk management goals ("Bankwide Goals"), and individual and/or team performance goals ("Individual Goals"). Under the AIP, incentive award opportunities for Bankwide Goals and Individual Goals are based upon established 'threshold', 'target' and 'maximum' award levels. Eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee’s base salary for that Plan year.

As originally approved in April 2009, the Bankwide Goals were measured by the results achieved in attaining specified performance levels in three areas and weighted as follows:

• Profitability measured by the spread between the earned dividend and average three-month LIBOR (30%) (payouts on the profitability goal are subject to a GAAP net income trigger of $30 million)
• Business activity with members (50%)
• Risk management (20%)

The following revisions to the 2009 Bankwide Goals have been approved by the Bank's Board:

Profitability Component

In order to better approximate the Bank's core earnings, the Profitability component of the 2009 Bankwide Goals has been modified so that it is measured by the spread between Adjusted Return on Capital Stock ("AROC") and average 3-month LIBOR. AROC is defined as average capital stock divided into GAAP net income excluding the following items:

• FAS 133 gains and losses, excluding gains and losses on swaps, swaptions, and caps and floors used to hedge the mortgage bank segment;
• Expenses incurred in the current year to benefit future periods, including the loss on early extinguishment of debt, and also including related amortization or accretion of basis adjustments;
• Gains and losses on trading account securities, unless fully realized through subsequent sale of assets; and
• Gains and losses on financial instruments held at fair value, including derivative gains and losses, unless fully realized through subsequent sale of assets.

For purposes of the Profitability measurement, GAAP net income will not be adjusted for:

• Net gains or losses (including termination of supporting derivatives) on the sale of US Treasury securities;
• FAS 133 gains and losses on hedging the mortgage bank segment;
• Called bond basis adjustment amortization and accretion;
• Net realized gains and losses on the sale of mortgage loans; and
• Net realized gains and losses on the sale of securities.

In addition, the threshold/target/maximum achievement levels for the Profitability component have been increased from zero/50/100 basis points to 50/250/400 basis points.

Business with Members Component

The weighting for the Business with Members component has been reduced from 50% to 40%.

Risk Management Component

The weighting for the Risk Management component has been increased from 20% to 30%. Furthermore, one of the two subcategories of this component - which relates to the Bank's internal control over financial reporting - has been modified so that payout under the subcategory will only be made (at target) if the Bank has no significant deficiencies or material weaknesses for fiscal year 2009.

The 2009 Bankwide Goals and incentive opportunity weightings established under the AIP and revised as described above will also be used to determine awards under the LTIP, which is a three-year rolling cash incentive plan established in 2008 with the first payout to be made in the first quarter of 2011.

For additional information on the Bank's Annual Incentive Plan and Long Term Incentive Plan, please see the Bank's 8-K Curent Report dated April 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

August 7, 2009	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: Executive Vice President and Chief Business Officer